SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No. )

Filed by the registrant ☒
Filed by a party other than the registrant ☐

Check the appropriate box:

☒ Preliminary proxy statement.
☐ Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2).
☐ Definitive proxy statement.
☐ Definitive additional materials.
☐ Soliciting material pursuant to Rule 14a-12.

PREMIER BRANDS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined.)

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

_____________, 2013

To Our Shareholders:

The Board of Directors of Premier Brands, Inc. (the “Company”) has called and invites you to attend a Special Meeting of Shareholders of the Company. This meeting will be held on Monday, November 11, 2013 at 1 PM PST at 10088-1 Juan Cordero Zona Río, Tijuana, Mexico 22010.

At this meeting, you will be asked to vote on the following matters:

(i)	amend our Articles of Incorporation, for the purpose of increasing the authorized shares of common stock of the Company from 250,000,000 to 1,000,000,000;
(ii)
amend our Articles of Incorporation to provide that any action required or permitted to be taken at a shareholders’ meeting, may be taken without a meeting, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

The enclosed Notice of Special Meeting of Shareholders and Proxy Statement contain details about the business to be conducted at the meeting. It is important that your shares are represented and voted at the meeting. We urge you to vote your shares by completing, signing, dating the enclosed proxy card, and returning your completed proxy card promptly in the envelope provided. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

Even if you plan to attend the meeting, you are requested to sign, date and return the proxy card in the enclosed envelope. If you attend the meeting after having returned the enclosed proxy card, you may revoke your proxy, if you wish, and vote in person. If you would like to attend and your shares are not registered in your own name, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership.

Thank you for your support.
Sincerely,

/s/ Jorge Olson
Jorge Olson Director, President and Chief Executive Officer

PREMIER BRANDS, INC.
10088-1 Juan Cordero Zona Río,
Tijuana, Mexico 22010

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To Be Held November 11, 2013

To Our Shareholders:

Premier Brands, Inc. (the “Company”) will hold a Special Meeting of Shareholders on Monday, November 11, 2013 at 1 PM PST at 10088-1 Juan Cordero Zona Río, Tijuana, Mexico 22010 for the following purposes:

1.	amend our Articles of Incorporation, for the purpose of increasing the authorized shares of common stock of the Company, par value $0.001 per share, from 250,000,000 to 1,000,000,000;

2.
amend our Articles of Incorporation to provide that any action required or permitted to be taken at a shareholders’ meeting, may be taken without a meeting, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted;

3.	act upon any other business that may properly come before the Special Meeting or any adjournment or postponement thereof.

The holders of record of the Company’s common stock and Series A Voting preferred shares (collectively referred to herein as the “Shares”) at the close of business on October 10, 2013 are entitled to notice of and to vote at the Special Meeting with respect to the proposal. The holders of record of at least a majority of the Shares of the Company entitled to vote must be present in person or represented by proxy in order to hold the Special Meeting. Accordingly, it is important that your shares be represented at the meeting. Whether or not you plan to attend the Special Meeting, we urge you to complete the enclosed proxy card and sign, date and return your completed proxy card promptly in the enclosed postage-paid envelope. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement. If you do plan to attend the Special Meeting in person, you may withdraw your proxy and vote personally on all matters brought before the Special Meeting. The Board of Directors recommends that you vote FOR Proposal 1 and Proposal 2 set forth above. These matters are more fully described in the Proxy Statement accompanying this Notice.

By Order of the Board of Directors,

/s/ Jorge Olson
Jorge Olson Director, President and Chief Executive Officer

Tijuana, Mexico
_____________, 2013

PREMIER BRANDS, INC.

10088-1 Juan Cordero Zona Río
Tijuana, Mexico 22010

PROXY STATEMENT

FOR A SPECIAL MEETING

To Be Held November 11, 2013

SOLICITATION OF PROXIES

This Proxy Statement is furnished by the Board of Directors of Premier Brands, Inc. (the “Company”) in connection with the solicitation of proxies for use at a Special Meeting of Shareholders to be held on Monday, November 11, 2013 at 1PM PST at 10088-1 Juan Cordero Zona Río, Tijuana, Mexico 22010, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders (the “Notice”) and at any postponement or adjournment thereof. The shares represented by the form of proxy enclosed herewith will be voted in accordance with the specifications noted thereon. If no choice is specified, those shares will be voted in favor of the proposal set forth in the Notice. The form of proxy also confers discretionary authority with respect to amendments or variations to matters identified in the Notice and any other matters that may properly come before the meeting. This Proxy Statement and the enclosed proxy form are first being sent to shareholders on or about _____________, 2013.

The cost of soliciting these proxies will be paid by the Company, including reimbursement paid to brokerage firms and other custodians, nominees and fiduciaries for reasonable costs incurred in forwarding the proxy material to and soliciting proxies from the shareholders of record. In addition to such solicitation and the solicitation made hereby, certain directors, officers and employees of the Company may solicit proxies by fax, telephone and personal interview.

REVOCABILITY OF PROXIES

A shareholder who has given a proxy may revoke it as to any motion on which a vote has not already been taken by signing a proxy bearing a later date or by a written notice delivered to the Secretary of the Company at the offices of the Company, 10088-1 Juan Cordero Zona Río, Tijuana, Mexico 22010, at any time prior to its exercise at the meeting, or by delivering it to the Chairman of the meeting on such date.

VOTING SECURITIES

Our Board of Directors has set October 10, 2013 as the record date (the “Record Date”) for the Special Meeting. Only holders of record of the Company’s common stock, $0.001 par value per share (the “Common Stock”) and the Company’s Series A Voting preferred stock, $0.001 par value per share (the “Series A Voting Preferred Stock”) (Common Stock and Series A Voting Preferred Stock collectively referred to as “Shares”), at the close of business on the Record Date will be entitled to notice of, and to vote at the Special Meeting or at any adjournment or postponements thereof. Unless otherwise prescribed by law, the holders of our Common Stock and Series A Voting Preferred Stock will be voting together, as a single class, on all matters brought before the stockholders at the Special Meeting.

On the Record Date there were _____________ shares of Common Stock and ____________shares of Series A Voting Preferred Stock issued and outstanding. This number does not include Common Stock held as treasury stock by the Company, which is not considered outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock registered in his or her name on the Record Date and each holder of Series A Voting Preferred Stock is entitled to 400 votes, exercisable in person or by proxy, for each share of Series A Voting Preferred Stock registered in his or her name on the Record Date.

The presence in person or by proxy of the holders of a majority of the issued and outstanding Shares is necessary to constitute a quorum at this meeting. In the absence of a quorum at the meeting, the meeting may be postponed or adjourned from time to time without notice, other than announcement at the meeting, until a quorum is formed.

The approval of at least a majority of the votes cast by the holders of Shares outstanding as of the record date and entitled to vote at the Special Meeting is required to approve the proposed amendments to the Company’s Articles of Incorporation. If you hold shares in your name and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board of Directors on all matters and as the proxy holder may determine in her discretion with respect to any other matters properly presented for a vote before the annual meeting. If you hold your shares through a stockbroker, bank or other nominee and you do not provide instructions on how to vote, the organization that holds your shares will inform us that it does not have the authority to vote on these matters with respect to your shares. This is generally referred to as a “broker non-vote.” When the vote is tabulated for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. In the absence of specific instructions from you, your broker does not have discretionary authority to vote your shares with respect to either Proposal or Proposal 2. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the notice.

DISSENTER’S RIGHTS

Holders of our voting securities do not have dissenter’s rights under the Wyoming Statues in connection with Proposal 1 and Proposal 2.

INTEREST OF OFFICERS AND DIRECTORS IN MATTERS TO BE ACTED UPON

None of the persons who has been a director or executive officer of the Company since the beginning of the last fiscal year has any interest, by security holdings or otherwise, in any of the matters to be acted upon.

PROPOSAL NUMBER 1
TO AMEND THE COMPANY’S
ARTICLES OF INCORPORATION
TO PERMIT INCREASE OF AUTHORIZED SHARES OF COMMON STOCK
(ITEM 1 ON PROXY CARD)

General

The Company’s Articles of Incorporation currently authorizes the issuance of 250,000,000 shares of the Company’s Common Stock, with $0.001 par value per share. As of October 3, 2013, the Company had a total of 259,583,768 shares of Common Stock, outstanding, of which 9,583,768 shares of Common Stock were invalidly issued.

The Board of Directors has determined that it is in the Company’s best interest to amend the Company’s Articles of Incorporation to increase authorized shares of Common Stock from 250,000,000 to 1,000,000,000.

Description of Proposed Amendment

The Board of Directors has approved, and is recommending that you vote for approval at the Special Meeting, an amendment to Article Five of our Articles of Incorporation, to increase the number of shares of Common Stock we are authorized to issue from 250,000,000 to 1,000,000,000.

The proposed amendment provides that the first paragraph of Article Five of the existing Articles of Incorporation, be amended to read in its entirety as follows:

“The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 1,050,000,000 shares consisting of and divided into:

(i) one class of 1,000,000,000 shares of Common Stock, $0.001 par value per share; and

(ii) one class of 50,000,000 shares of Preferred Stock, $0.001 par value per share, which may be divided into and issued in Series, as hereinafter provided.”

Purposes and Effects of the Proposed Amendment

The primary purpose of the proposed amendment is to authorize a sufficient number of shares to allow the Company to fulfill its contractual obligations under a series of convertible notes issued by the Company throughout 2012 and 2013 and satisfy any other need that may arise.

As of the close of business on October 3, 2013, the Company had a total of 259,583,768 shares of Common Stock, outstanding, of which 9,583,768 shares of Common Stock were invalidly issued.

The Company is contracted to promptly issue and deliver shares of its Common Stock to the holders of a series of convertible notes upon conversion at variable conversion prices set forth in the notes, subject to adjustments thereof.  The Company also entered into relevant covenants to reserve a certain number shares of its Common Stock for the conversions under these notes. The proposed increase is a necessary component in giving the Company the ability to perform its obligations under the convertible notes.

In addition, the Board of Directors believes that the proposed increase to 1,000,000,000 authorized shares of Common Stock is desirable so that, as the need may arise, we will have the flexibility to issue shares of Common Stock without additional expense or delay in connection with corporate activities that may be identified in the future. Such future activities may include, but are not limited to; stock dividends or stock splits, equity financings, making acquisitions through use of our stock, and adopting new or modifying current management incentive and employee benefit plans.

The proposed amendment would increase the number of shares of Common Stock that the Company is authorized to issue from 250,000,000 to 1,000,000,000. The additional shares of Common Stock would be a part of the existing Common Stock and, when issued, would have the same rights and privileges as such shares of Common Stock currently issued and outstanding or held as treasury stock, as the case may be.

No additional action or authorization by the Company’s shareholders would be necessary prior to the issuance of such additional shares, unless required by applicable law. Under the Company’s Articles of Incorporation, the Company’s shareholders do not have preemptive rights with respect to its Common Stock. As a result, if the Board of Directors elects to issue additional shares of Common Stock, existing shareholders would not have any preferential rights to purchase such shares. If the proposed amendment is not approved by the shareholders, the Company’s existing Articles of Incorporation will continue in effect.

The adoption of this proposed amendment to our Articles of Incorporation will result in a greater number of shares of Common Stock available for issuance. Our shareholders could therefore experience a significant reduction in their shareholders’ interests with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued other than through a proportional issuance such as a stock split or stock dividend.

The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of the Company without further action by our shareholders. Shares of authorized and unissued Common Stock could be issued (within the limits imposed by applicable law) in one or more transactions that would make a change in control of the Company more difficult and, therefore, less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company.

If the amendment to the Articles of Incorporation is approved by the shareholders, we will promptly file a Certificate of Amendment with the Secretary of State of the State of Wyoming reflecting the increase in authorized shares. The amendment will become effective on the date the Certificate of Amendment is accepted for filing by the Secretary of State of the State of Wyoming.

Required Votes

The affirmative vote of a majority of the Company’s outstanding shares of Common Stock and Series A Voting Preferred Stock, voting together as a single class, as of the Record Date is required to approve this proposal. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the proposal, and unanimously recommends that the Company's shareholders vote FOR approval of the proposal to amend the Company's Articles of Incorporation, to increase the authorized number of shares of Common Stock.

PROPOSAL NUMBER 2
TO AMEND THE COMPANY’S
ARTICLES OF INCORPORATION,
TO PROVIDE THAT SHAREHOLDER ACTION BY WRITTEN CONSENT SHALL BE APPROVED
BY NOT LESS THAN THE MINIMUM NUMBER OF VOTES THAT WOULD BE REQUIRED TO
AUTHORIZE OR TAKE THE ACTION AT A SHAREHOLDER’S MEETING
 (ITEM 2 ON PROXY CARD)

General

The Board has approved, subject to shareholder approval, an amendment to our Articles of Incorporation to provide that any action required or permitted to be taken at a shareholders’ meeting, may be taken without a meeting, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

Reason for the Amendment

Our Articles of Incorporation, as amended, when originally filed on March 10, 2010, did not reflect the substantive changes made to the Wyoming Business Corporation Act shortly before the Company’s incorporation, as well as changes in the practical application of the law. As a result, our current Articles of Incorporation are different from the articles of incorporation of other public companies.

Before July 1, 2009, the Wyoming Business Corporation Act required that if shareholders were to approve a matter by written consent without a meeting, then the vote had to be unanimous. In its 2009 session, the Wyoming Legislature amended this law to state that if a corporation’s articles of incorporation so provide, shareholders may approve an action without a meeting if a majority of the voting power approves the matter. The Wyoming Business Corporation Act is based on the ABA Revised Model Business Corporation Act, which was recently amended to state that shareholder action by written consent without a meeting could be accomplished by the minimum number of votes that would have been required if the same matter were voted on at an actual meeting. In 2009, Wyoming amended its law to conform to the ABA Model Act amendment. The Board of Directors believes that it is in the best interests of the Company to have its Articles include this new lower vote requirement for shareholder written consent.

This amendment will eliminate the need for a costly meeting of shareholders with respect to matters which would be assured of passage at any shareholders meeting.

Effect of Amendment

Under the new Wyoming law, the corporation shall give written notice to non-consenting shareholders describing the action which was approved. The effect of the proposed amendment would be to make our Articles of Incorporation consistent with Wyoming law by providing that shareholder action by written consent may be taken without a meeting, and without prior written notice, if consents in writing setting forth the action taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take action at a meeting at which all shares entitled to vote on the action were present and voted.

The proposed amendment provides that Article VII of the existing Articles of Incorporation, be added to read in its entirety as follows:

Vote Requirement for Action Without Meeting: Any action required or permitted by the Wyoming Business Corporation Act to be taken at a shareholders’ meeting may be taken without a meeting, and without prior notice, if consents in writing setting forth the action as taken, are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.

If the amendment to the Articles of Incorporation is approved by the shareholders, we will promptly amend our Bylaws to include conformed changes to the vote requirement for action without meeting thereof.

Required Votes

The affirmative vote of a majority of the Company’s outstanding shares of Common Stock and Series A Voting Preferred Stock, voting together as a single class, as of the Record Date is required to approve this proposal. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

The Board of Directors has unanimously approved the proposal, and unanimously recommends that the Company's shareholders vote FOR approval of the proposal to amend the Company's Articles of Incorporation, to provide that a shareholder action by written consent shall be approved by that percentage that would be required at a shareholders’ meeting instead of the current unanimous vote requirement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of October 3, 2013, the beneficial ownership of the Company’s Common Stock and Series A Voting Preferred Stock, with respect to each person known by the Company to be the beneficial owner of more than five percent of the Company’s outstanding voting securities, excluding Common Stock held by the Company:
	Amount and Nature of Beneficial Ownership
	Common Stock (1)				Series A Voting Preferred Stock (2)		% Total
Name and Address of Beneficial Owner	No. of Shares		% of Class		No. of Shares	% of Class	Voting Power (3)

Directors and Officers
Jorge Olson Director, President and Chief Executive Officer	5,600,000		2.16%		2,500,001	100%	79.84%
Eduardo Enciso Director and Secretary	0		0%		0	0%	0%
Juan Gutierrez Director and Secretary	0		0%		0	0%	0%

All officers and directors as a group (3 person)	5,600,000			%	2,500,001	100%	79.84%

5% Security Holders
Southridge Partners	15,222,222	(4)	5.86	%(4)	0	0%	1.21%

(1)	Based on 259,583,768 Common Stock issued and outstanding as of October 3, 2013.
(2)
Based on 2,500,001 Series A Voting Preferred Stock issued and outstanding as of October 3, 2013. Each share of Series A Voting Preferred Stock shall be entitled to vote on all matters (except election or removal of directors of the Corporation)submitted or required to be submitted to a vote of the stockholders of the Corporation and shall be entitled to four hundred (400) votes of whole shares of Common Stock, at the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited.

(3)
Percentage Total Voting Power represents total voting power for each beneficial owner with respect to all shares of our Common Stock and Series A Voting Preferred Stock beneficially owner as of October 3, 2013.

(4)	Based on a Schedule 13G filed on July 25, 2013. Southridge Partner’s principal business address is 90 Grove Street, Ste. 206, Ridgefield CT, 06877

 CHANGE OF CONTROL

No change in control of the Company has occurred since the beginning of its last fiscal year.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be included in the Proxy Statement relating to the Company’s 2014 Annual Meeting of Shareholders (the “2013 Annual Meeting”) pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (“Rule 14a-8”) must be received by the Company no later than 30 days prior to the date of printing and mailing our material for the annual meeting and must otherwise comply with the requirements of Rule 14a-8.

Proposals of shareholders submitted for consideration at the Company’s 2014 Annual Meeting, outside of the Rule 14a-8 process, must be received by the Company by the later of 60 days before the 2014 Annual Meeting. If such timely notice of a proposal is not given, the proposal may not be brought before the 2014 Annual Meeting.

In order to provide the Company’s shareholders and other interested parties with a direct and open line of communication to the Board of Directors, the Board of Directors has adopted the following procedures for communications to Directors.

Any communications to Directors of the Company should be mailed to the principal executive address of the Company: Premier Brands, Inc., 10088-1 Juan Cordero Zona Río, Tijuana, Mexico 22010. All such communications will be reviewed initially by the Company. The Company will relay all such communications to the appropriate Director or Directors, unless the Company determines that the communication: does not relate to the business or affairs of the Company or the functioning or constitution of the Board of Directors or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board of Directors; is an advertisement or other commercial solicitation or communication; is frivolous or offensive; or is otherwise not appropriate for delivery to Directors. The Company will retain copies of all communications received pursuant to these procedures for a period of at least one year.

The Director or Directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate. Any such response will be made through the Company and only in accordance with the Company’s policies and procedures and applicable law and regulations relating to the disclosure of information.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the Special Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Special Meeting except as specified in the Notice. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

MISCELLANEOUS

All information contained in this Proxy Statement relating to the occupations, affiliations and securities holdings of directors and officers of the Company and their relationship and transactions with the Company is based upon information received from directors and officers. All information relating to any beneficial owners of more than 5% of the Company’s Common Stock is based upon information contained in reports filed by such owner with the Commission.

By Order of the Board of Directors,

/s/ Jorge Olson
Jorge Olson Director, President and Chief Executive Officer

_____________, 2013
Tijuana, Mexico

All shareholders are urged to complete, sign, date and return the accompanying proxy card in the enclosed postage-paid envelope.
Thank you for your prompt attention to this matter.

Proxy Card
PREMIER BRANDS, INC

SPECIAL MEETING OF SHAREHOLDERS

 Monday, November 11, 2013

1 p.m. PST

Premier Brands, Inc.
10088-1 Juan Cordero Zona Río
Tijuana, Mexico 22010

Premier Brands, Inc. 10088-1 Juan Cordero Zona Río Tijuana, Mexico 22010	proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on Monday, November 11, 2013.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted ‘‘FOR’’ proposal 1 and proposal 2.

By signing the proxy, you revoke all prior proxies and appoint Jorge Olson, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Special Meeting and all adjournments.

See reverse for voting instructions.

The Board of Directors Recommends a Vote FOR the following proposals.

1.	Proposal to amend the Company’s Articles of Incorporation, for the purpose of increasing the authorized shares of Common Stock of the Company from 250,000,000 to 1,000,000,000	☐ For	☐ Against	☐ Abstain

2.
Proposal to amend the Company's Articles of Incorporation, to provide that any action required or permitted to be taken at a shareholders’ meeting, may be taken without a meeting, if consents in writing setting forth the action so taken are signed by the holders of outstanding shares having not less than the minimum number of votes that would be required to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted.
		☐ For	☐ Against	☐ Abstain

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:

Date

Signature(s) in Box

Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.